UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  August 2, 2005
                                                        --------------

                            ULTRASTRIP SYSTEMS, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Florida                     000-25663                65-0841549
----------------------------------      -----------               ----------
 (State or other jurisdiction of    (Commission File No.)       (IRS Employer
          incorporation)                                     Identification No.)

                            3515 S.E. Lionel Terrace
                                Stuart, FL 34997
                                 (772) 287-4846
                                 --------------
                          (Address and telephone number
                         of principal executive offices)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 2, 2005, the Board of Directors of UltraStrip Systems, Inc. (the "Company") approved an amendment (the "Stock Plan Amendment") to the Company's 2003 Stock Option Plan for Outside Directors and Advisory Board Members (the "2003 Plan"). The Stock Plan Amendment was approved by the Board of Directors to (1) increase the maximum number of shares of common stock that may be issued under the Stock Option Plan from 2,000,000 to 4,500,000 shares and (2) to give the Chairman of the Board of Directors of the Company (a) an automatic grant of 500,000 non-qualified options upon initial election or appointment as Chairman and (b) an additional grant of 250,000 non-qualified options upon all future re-elections or re-appointments as Chairman. The options shall be exercisable for a 10-year period from the date of grant at Fair Market Value as defined in the 2003 Plan. All grants of options to the Chairman for serving as Chairman shall vest in two equal installments six and 12 months following the date of each grant.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  Exhibit No.    Exhibit

                       10.1 Amendment No. 1 to the 2003 Stock Option Plan for Outside Directors and Advisory Board Members.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               ULTRASTRIP SYSTEMS, INC.


                                               By:  /s/ J.C. "Jim" Rushing, III
                                                      Chief Financial Officer

Date: August 8, 2005